                                1,750,000 Shares

                           YARDVILLE NATIONAL BANCORP

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  ________, 2002

Legg Mason Wood Walker, Incorporated
Sandler O'Neill & Partners, L.P.
c/o Legg Mason Wood Walker, Incorporated
100 Light Street, 31st Floor
Baltimore, MD  21202-1476


Dear Ladies and Gentlemen:

         Yardville National Bancorp, a New Jersey corporation (the "Company"), proposes to sell to you as the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,750,000 shares (the "Firm Stock") of the Company's common stock, no par value per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 262,500 shares of Common Stock on the terms and for the purposes set forth in Section 2 hereof (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

         1. Company Representations and Warranties. The Company represents, warrants and agrees that:

         (a) A Registration Statement (as defined below) on Form S-3 (File No. 333-99269), with respect to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (as defined below) of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed by the Company with the Commission under the Act and (iii) has become effective under the Act. If any post-effective amendment to such Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such Registration Statement as amended to date (including all forms of the Preliminary Prospectus (as defined below) heretofore delivered to you) have been delivered by the Company to you. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Prospectus (as defined below), and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened. The Company has complied in all material respects with all requests of the Commission for additional information to be included in the Registration Statement or in any Preliminary Prospectus or the Prospectus. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereto, before the Effective Time and any Prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, including all exhibits and financial schedules thereto and any


                                      -1-
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documents incorporated by reference therein, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; and "Prospectus" means the form of prospectus relating to the Stock as first filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(b) ("Rule 424(b)") of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         (b) The Registration Statement contains, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will contain, in all material respects, all statements which are required by the Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof. The documents which are incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



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         (c) Neither the Company nor any of its subsidiaries (as defined in
Section 11) is, or with the giving of notice or lapse of time or both, will be, in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or to which any of them is bound, or in violation of any law, rule or regulation, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or any of their properties, the effect of which conflict, lien, default or violation would be material to the Company and its subsidiaries taken as a whole; and except as required by the Act, the Exchange Act, applicable state securities laws, The Nasdaq Stock Market, Inc. and the National Association of Securities Dealers, Inc., no consent, authorization or order of or filing or registration with, any court or governmental agency (including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and any state regulatory agency having jurisdiction over the Company or any of its subsidiaries) is required for the execution, delivery and performance of this Agreement by the Company.

         (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as described therein, neither the Company nor its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of its business (other than loans made in the ordinary course of business), and there has not been any material change on a consolidated basis in the capital stock, or any increase in the short-term and long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company or its subsidiaries (except for options granted under the Company's existing stock option plans) or any material adverse change in, or any adverse development which materially affects, the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole.

         (e) Each of the Company and its subsidiaries holds good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which might materially interfere with the conduct of the business of the Company or the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries own or have the right to use in accordance with the terms thereof all licenses, permits, consents, approvals or authorizations of and certificates from any public or governmental authority that are necessary for the ownership, maintenance and operation of the properties, assets and business operations of the Company or the Company and its subsidiaries taken as a whole, and that, if not obtained, would have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole. Except as described in the Prospectus, each of the foregoing is valid and in full force and effect and no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing which, in the aggregate, would have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole.

         (f) KPMG LLP, whose report appears in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

         (g) At the date or dates indicated in the Prospectus, the Company had the duly authorized and outstanding capitalization set forth under the caption "Capitalization" in the Prospectus and will have, as of the issuance of the Firm Shares on the First Delivery Date (as defined below), the as adjusted capitalization set forth under that heading. All the authorized shares of Common Stock, including the Stock, have been duly authorized, and all the issued and outstanding shares of Common Stock are, and all the shares of the Stock, when issued, delivered and paid for in the manner described in the Prospectus on the First Delivery Date and the Second Delivery Date (as defined below), if any (each as hereinafter defined), will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. None of the shares of the Stock to be sold by the Company when issued, sold and delivered in accordance with this Agreement will be subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party; and the Stock will conform to the description thereof contained in the Registration Statement under the caption "Description of Capital Stock." On the Effective Date, the First Delivery Date and Second Delivery Date, if any, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus or the grant of options after the date of the Prospectus under option plans of the Company. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of the Company as of the Effective Date is, and immediately prior to the First Delivery Date and the Second Delivery Date, if any, will be, complete and correct in all material respects. All previous offers and sales of the outstanding shares of capital stock of the Company were made in conformity with applicable federal, state or foreign securities laws (except where the failure to so conform would not, in the aggregate, have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole). The certificates representing the Stock are in proper legal form under, and conform in all material respects to the requirements of, New Jersey corporate law.

         (h) The Common Stock (including the Stock) is registered pursuant to
Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are included for quotation on the Nasdaq National Market. Neither the Company nor, to the knowledge of the Company, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. The Company has not received any notification from the Commission or The Nasdaq Stock Market, Inc. that either that agency or entity is contemplating terminating such registration or inclusion.

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         (i) Each of the Company and its subsidiaries has been duly incorporated, and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure so to qualify would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole) and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the outstanding shares of capital stock of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through wholly-owned subsidiaries, free and clear of any lien, pledge or encumbrance; provided, however, Yardville Capital Trust, Yardville Capital Trust II, Yardville Capital Trust III and YNB Realty, Inc. are owned in part by third parties other than the Company or any of its subsidiaries. The Yardville National Bank (the "Bank"), Yardville Capital Trust, Yardville Capital Trust II, Yardville Capital Trust III, Yardville National Investment Corporation, YNB Real Estate Holding Co., Inc., Brendan, Inc., YNB Financial Services, Inc., Nancy-Beth, Inc., YNB Realty, Jim Mary, Inc. and YNB Capital Development, Inc. are the only direct or indirect subsidiaries of the Company. The Company is duly registered as a financial holding company under the Gramm-Leach-Bliley Act. The deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company or the Bank, threatened.

         (j) Except as described in the Registration Statement and the Prospectus, there is no material litigation or governmental proceeding, action or order pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

         (k) The consolidated financial statements and schedules (including the related notes) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied, except as set forth in the Registration Statement and the Prospectus, on a consistent basis throughout the periods involved except as specified therein. The financial information included in the Prospectus under the caption "Financial Summary" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Prospectus.

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         (l) There is no contract or other document which is required by the Act or by the Rules and Regulations to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus, to be filed as an exhibit to the Registration Statement, or to be incorporated by reference into the Prospectus which has not been described, filed or incorporated by reference as required.

         (m) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right (other than a right which has been waived or satisfied) to request or demand that the Company register under the Act securities held by them except as set forth in the Registration Statement and the Prospectus.

         (n) The Company has not taken within the 90 day period preceding the date of this Agreement, and agrees that during the 90 day period following the date of this Agreement it will not take, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

         (o) The Company has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification or contribution hereunder may be limited by federal or state securities laws.

         (p) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied, with respect to the offering of the Stock.

         (q) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus at the time they were filed with the Commission complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

         (r) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus when read together with the other information in the Prospectus and at the time the Registration Statement became effective, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

         (s) The Company and its subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or any of its subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, franchises, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole.

         (t) Other than as contemplated by this Agreement and as disclosed in the Prospectus, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

         (u) None of the Company or any of its subsidiaries, or any other person, if any, who controls the Company or any of its subsidiaries, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, has, directly or indirectly, while acting on behalf of such Company or subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other persons charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other payment of funds of the Company or any of its subsidiaries or retained any funds which (1) constitute a violation of any law, rule or regulation, (2) was or is required to be disclosed in the Prospectus pursuant to the requirements of the Act or the applicable Rules and Regulations and (3) would have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole.

         (v) The Company and its subsidiaries maintain insurance in such amounts to insure against such losses and risks as are adequate to protect in all material respects the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. All such insurance is outstanding and duly in force and with such exceptions as would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole.

         (w) Neither the Company nor any entity that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, an "ERISA Affiliate") has any liability under any "employee benefit plan" as defined in Section 3(3) of ERISA or any other benefit arrangement, obligation or practice, including employment agreements, severance policies, bonus plans, stock option plans or agreements, stock grants or stock purchase plans (the "Employee Plans"), other than liability for contributions to, provision of benefits under and/or administration of such Employee Plans in the ordinary course of business or liability that would not, in the aggregate, have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole. The Employee Plans of the Company and each of its ERISA Affiliates, if any, have been operated in compliance with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations (the "Authorities"), except where the failure to be in compliance would not, in the aggregate, have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole. No reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company or any of its ERISA Affiliates for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation. Neither the Company nor any of its ERISA Affiliates have contributed to or had any liability with respect to a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. No prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which an exemption does not apply or which has not been corrected in accordance with procedures promulgated by the Internal Revenue Service and the Department of Labor, has occurred with respect to any Employee Plan of the Company or any of its ERISA Affiliates. There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code.

         (x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or has been threatened, which may reasonably be expected to result in a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole, or which is required to be disclosed in the Prospectus. None of the Company's or any of its subsidiaries' employees is covered by a collective bargaining agreement and, to the Company's knowledge, no union organizing activity exists with respect to such employees.

         (y) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations thereunder.

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         (z) The Company and each of its subsidiaries maintains a system of internal controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements that fairly present the financial condition, results of operations and cash flows of the Company and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company's knowledge, there are no significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and no fraud, whether or not material, exists that involves management or other employees who have a significant role in the Company's internal controls.

         (aa) The Company and each of its subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on each of their businesses as currently conducted. Neither the Company nor any of its subsidiaries has received notice of violation of any Intellectual Property of any other person or entity, and, to the Company's knowledge, neither the Company nor any of its subsidiaries has infringed any Intellectual Property of any other person or entity. The Company and its subsidiaries have taken all reasonable steps necessary to protect the Company's and its subsidiaries' interest in their trade secrets and confidential information, except for the failure to take all reasonable steps that would not have a material adverse effect on the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its subsidiaries that are required to be described in the Prospectus and are not so described. The Company and its subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not so set forth. No technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in material violation of any contractual obligation binding the Company or any of its subsidiaries or, to the Company's knowledge, binding any of the Company's or its subsidiaries' officers, directors or employees nor, to the Company's knowledge, does such use violate in any material respects the rights of any third parties. None of the Company or any of its subsidiaries have received any written or oral communications alleging that the Company or any subsidiary has violated, infringed or conflicted with, or, by conducting its business as currently conducted, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of the Intellectual Property owned by the Company or any of its subsidiaries.

         2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule I hereto.

         In addition, the Company grants to the Underwriters, solely for the purpose of covering over-allotments in the sale of the Firm Stock, an option to purchase all or any portion of the Option Stock exercisable as provided in
Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of each Underwriter in the proportion that the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock to be purchased by the Underwriters pursuant to this Agreement, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase Option Stock other than in full share amounts. The price of both the Firm Stock and the Option Stock to be paid by the Underwriters to the Company shall be $______ per share.

         The Underwriters are to make a public offering of the Firm Stock and such of the Option Stock as the Underwriters may determine on or as soon after the Effective Date as the Underwriters deem it advisable for the Underwriters so to do. The Stock is to be initially offered to the public at the public offering price set forth on the cover page of the Prospectus (such price being hereinafter called the "public offering price"). The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters, in their sole discretion, deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in their sole discretion deem advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

         3. Default by the Underwriters. If, on the First Delivery Date or the Second Delivery Date, as the case may be, any Underwriter defaults in the performance of its obligations under this Agreement and the total number of shares of the Firm Stock or Option Stock, as the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 15% of the number of shares of Firm Stock or Option Stock, as the case may be, covered hereby, the remaining non-defaulting Underwriters shall be obligated, severally, to purchase the Firm Stock or the Option Stock, as the case may be, which the defaulting Underwriter agreed but failed to purchase on such date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in
Schedule I hereto.

         If the aggregate number of shares of Firm Stock or Option Stock, as the case may be, with respect to which such default shall occur exceeds 15% of the Firm Stock or Option Stock, as the case may be, covered hereby, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the non-defaulting Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Stock or all the Option Stock, as the case may be, to be purchased under this Agreement on such date. If the remaining Underwriters or other underwriters satisfactory to the remaining Underwriters do not elect to purchase the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company (except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(l) and the indemnity and contribution provisions contain in Section 6), unless the Company and the remaining non-defaulting Underwriters make an election in writing within 24 hours after the First Delivery Date or the Second Delivery Date, as the case may be, to proceed with the offering contemplated by this Agreement notwithstanding such default. In the event that the Company and the remaining non-defaulting Underwriters so elect, each such remaining non-defaulting Underwriter shall continue to be obligated, upon the conditions set forth in this Agreement and subject to the provisions of the next paragraph, to purchase (severally and not jointly) the number of shares of Firm Stock and Option Stock, as the case may be, provided for by Section 2 hereof.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, or the Company and the remaining non-defaulting Underwriters elect to proceed with the offering contemplated hereby notwithstanding such default, either the remaining Underwriters or the Company may postpone the First Delivery Date or the Second Delivery Date, as the case may be, for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the Prospectus or in any other document or agreement, and to file promptly any necessary amendments or supplements to the Registration Statement or the Prospectus.

         4. Delivery of Stock. Payment for the Firm Stock shall be made in Federal (Same day) funds to an account designated by the Company against delivery of certificates therefor to the Underwriters. Such payments and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement, such date and time are sometimes referred to as the "First Delivery Date". Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Notwithstanding any other provision to the contrary, the First Delivery Date and the place of delivery of and payment for the Firm Stock may be varied by agreement between the Company and the Underwriters.

         At any time on or before the thirtieth day after the date on which this Agreement becomes effective, the option granted in Section 2 may be exercised by written notice being given by the Underwriters to the Company. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered (the "Second Delivery Date"); provided, however, that the Second Delivery Date shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the third business day after the date on which the option shall have been exercised.

         Delivery of and payment for the Option Stock shall be made in Federal (Same day) funds to an account designated by the Company against delivery of certificates therefor to the Underwriters through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the Second Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Notwithstanding any other provision to the contrary, the Second Delivery Date and the place of delivery of and payment for the Option Stock may be varied by agreement between the Company and the Underwriters.

         5. Covenants. The Company covenants and agrees with the Underwriters:

              (a) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and any document filed under the Exchange Act and deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus;

              (b) To deliver promptly to the Underwriters and to each Underwriter such number of conformed copies of the Registration Statement as originally filed and each amendment thereto (in each case excluding exhibits other than this Agreement), and of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus as the Underwriters may reasonably request;

              (c) To file promptly with the Commission the Prospectus pursuant to Rule 424(b)(l) of the Rules and Regulations (or, if consented to by the Underwriters, pursuant to Rule 424(b)(4)) and any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus and file any document under the Exchange Act before the termination of the offering of the Stock by the Underwriters if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus that may, in the reasonable judgment of the Company and the Underwriters, be required by the Act or requested by the Commission and approved by the Underwriters;

              (d) Prior to filing with the Commission any Preliminary Prospectus, any amendment to the Registration Statement, any supplement to the Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations, or any other document under the Exchange Act if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld;

              (e) To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threat of any stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

              (f) If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

              (g) As soon as practicable after the Effective Date, but not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, to make generally available to its security holders and to deliver to the Underwriters an earning statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement;

              (h) For a period of five years from the Effective Date, to furnish to the Underwriters copies of all reports and financial statements filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

              (i) To apply the net proceeds of the sale of the Stock as set forth in the Prospectus;

              (j) To cause each officer and each director of the Company and use its best efforts to cause each shareholder who owns beneficially two percent or more of the outstanding Common Stock of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit 1 hereto (the "Lock-up Letters");

              (k) Without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), not to sell or otherwise dispose of, or offer or contract to sell any shares of Common Stock or sell or grant any rights, options, warrants or securities convertible with respect to Common Stock within 180 days after the Effective Date except for (i) the sale of the Stock to the Underwriters pursuant to this Agreement, (ii) the offer and sale of shares of Common Stock and/or the grant or exercise of options pursuant to the Company's stock option and other employee benefit plans, (iii) the offer and/or sale of shares of Common Stock through the Company's dividend reinvestment and stock purchase plan, (iv) the issuance of shares of Common Stock in connection with the exercise of outstanding warrants to purchase Shares of Common Stock,
(v) the sales of shares of Common Stock by the Company's Employee's Retirement Savings Plan to the Company's Employee Stock Ownership Plan and (vi) the issuance by the Company of its securities in connection with a merger, acquisition or similar transaction; and

              (l) To pay (i) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act, and mailing and delivery, of the Registration Statement and any amendments and exhibits thereto, including fees payable to the Commission; (iii) the costs of printing and distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement and the costs of printing and distributing this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Agreements Among Underwriters and Selected Dealer Agreements; (iv) the costs of the listing or qualification of the Stock on the Nasdaq National Market and related filing fees with the National Association of Securities Dealers, Inc. (excluding fees and disbursements of counsel to the Underwriters, which are covered in clause (xi) below); (v) the expenses associated with the issuance, transfer and delivery of the Stock including issue and transfer taxes, if any; (vi) the travel expenses of the Company in connection with informational meetings and presentations for the brokerage community and institutional investors; (vii) reimbursement of the legal fees and expenses of counsel to the Underwriters in an amount not to exceed $75,000; (viii) the costs associated with settlement in same day funds, if desired by the Company; (ix) registrar and transfer agent costs and fees; (x) the fees and expenses, if any, of qualifying the Stock under the securities laws of the states or other jurisdictions where the Stock is to be offered or sold (including the costs of preparing, printing and mailing the "Blue Sky" surveys and the fees and disbursements of counsel to the Underwriters in connection therewith); (xi) the fees and expenses and other costs of, or incident to, securing any review or approvals by or from the NASD (including the fees and disbursements of counsel to the Underwriters in connection therewith), provided that the aggregate fees and expenses for Underwriters' counsel under this clause
(xi) and clause (x) above shall not exceed $10,000; (xii) the costs of printing certificates for the Stock; (xiii) the reasonable costs of advertising the offering, including the placement of "tombstone" advertisements; and (xiv) all other costs and expenses incident to the performance of the Company's obligations under this Agreement. It is understood, however, that, except as provided in this Section and in Section 6 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel. If the sale of the Stock provided for herein is not consummated (x) by reason of acts of the Company, or the Underwriters with cause, pursuant to Section 7(a) hereof which prevent this Agreement from becoming effective, (y) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed pursuant to this Agreement or (z) for any other reason, including the nonfulfillment of any condition of the Underwriters' obligations set forth in Section 7(b) or Section 8 of this Agreement (unless such failure to perform such agreement or fulfill such condition is due to the default without cause of any Underwriter or its counsel), then the Company shall reimburse the several Underwriters for all reasonable, accountable out-of-pocket expenses (including reasonable fees and expenses of their counsel as set forth above in this paragraph) incurred by them in connection with this Agreement and the proposed purchase of the Stock, but in an amount not to exceed $100,000 in the aggregate.

              (m) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will cooperate with the Underwriters in endeavoring to qualify the Stock for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue any such qualifications in effect for so long as the Underwriters may reasonably request for distribution of the Stock.

         6. Indemnification and Contribution. (a) The Company and the Bank, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any breach of the Company's representations and warranties made in this Agreement or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or in any blue sky application or other document filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or any failure of the Company or its subsidiaries to take all reasonable steps to protect (i) the Company's and its subsidiaries' Intellectual Property and (ii) all confidential information of customers of the Company or its subsidiaries, or any failure to comply with any federal, state or foreign laws or regulations that has occurred, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper in which case the person receiving them shall promptly refund them; provided, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein; and provided further, that, as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with Section 5(b), 5(c) or 5(d) hereof. The foregoing indemnity agreement is in addition to any liability which the Company or the Bank may otherwise have to any Underwriter or any controlling person of that Underwriter.

              (b) Each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and any person who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, or any action in respect thereof to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or in any Blue Sky Application, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, or any of its directors, officers or controlling persons.

              (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Underwriters shall have the right to employ separate counsel to represent those Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and/or the Bank under this Section 6 if, in the reasonable judgment of the Underwriters, it is advisable for those Underwriters and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. It is understood, however, that the Company shall not, in connection with any one such claim or action (or separate but substantially similar or related claims or actions in the same jurisdiction) arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one such separate firm of attorneys for all such Underwriters and their respective controlling persons. Such firm shall be designated in writing by the Underwriters. An indemnifying party shall not be obligated to reimburse an indemnified party hereunder for any amount paid to effect settlement of any action or claim unless such settlement shall have been consented to in writing by the indemnifying party, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds that amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have otherwise than under this Section.

              (e) The indemnity and contribution agreements contained in this Paragraph and the representations, warranties and agreements of the Company in Sections 1 and 5 shall survive the delivery of the Stock and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         7. Effective Date and Termination. (a) This Agreement shall become effective at 10:00 A.M., New York City time, on the first full business day following the date on which this Agreement is executed, or at such earlier time after the Registration Statement becomes effective as the Underwriters shall release the Firm Stock for public offering. The Underwriters shall notify the Company immediately after they have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by notice to the Underwriters or by the Underwriters by notice to the Company. For purposes of this Agreement, the release of the public offering of the Firm Stock shall be deemed to have been made when the Underwriters make, by telegram or otherwise, firm offers of the Firm Stock to securities dealers or release for publication a newspaper advertisement relating to the Firm Stock, whichever occurs first.

              (b) The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Stock, if prior to that time (i) there has been a material adverse change in the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or the over-the-counter market shall have been suspended, or trading in the Common Stock is suspended for two consecutive hours or more, or minimum prices shall have been established on either of such exchanges or such market, (ii) a general banking moratorium shall have been declared by federal or New Jersey state authorities, (iii) the United States becomes engaged in hostilities or there is a significant escalation of existing hostilities involving the United States or there is a declaration of a national emergency or war by the United States, (iv) there shall have occurred any material adverse change in the general economic, political or financial conditions in the United States or elsewhere or any other substantial national or international calamity or emergency and, in the reasonable judgment of the Underwriters, the effect of any such adverse change, calamity or emergency makes it impractical or inadvisable to proceed with the payment for and delivery of the Stock, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Underwriters materially and adversely affects or will materially and adversely affect the business, franchises, assets, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole; (vi) the Company shall have failed, refused or been unable, at or prior to the First Delivery Date or the Second Delivery Date, to perform any agreement on its part to be performed hereunder, or (vii) any other condition of the obligation of the Underwriters hereunder is not fulfilled.

              (c) Any termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party, except as provided in Sections 5(l) and 6 hereof.

         8. Additional Terms and Conditions. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the First Delivery Date and the Second Delivery Date, if any, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(c) of this Agreement; at or before the First Delivery Date and the Second Delivery Date, if any, no stop order suspending effectiveness of the Registration Statement shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without the consent of the Underwriters.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the First Delivery Date or the Second Delivery Date, if any, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock and the form of the Registration Statement and the Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to Morgan, Lewis & Bockius LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Pepper Hamilton LLP, counsel for the Company, shall have furnished to the Underwriters their opinion addressed to the Underwriters (and stating that it may be relied upon by the Underwriters) and dated the First Delivery Date and the Second Delivery Date, if any, as counsel to the Company to the effect that:

                  (i) The Company is a registered financial holding company under the Gramm-Leach-Bliley Act, and each of the Company and its subsidiaries listed on Exhibit A to such counsel's opinion (the "Subsidiaries"), other than the Bank and Yardville Capital Trust, Yardville Capital Trust II and Yardville Capital Trust III (collectively, the "Trusts"), continues as an active business in good standing under the laws of the State of New Jersey, and to such counsel's knowledge, each of the Company and such Subsidiaries has all corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus.

                  (ii) The Bank is a national banking association authorized to transact the business of banking under the laws of the United States of America, and to such counsel's knowledge, the Bank has all requisite power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus.

                  (iii) Each of the Trusts is a statutory business trust duly formed and in good standing under the laws of the State of Delaware, and to such counsel's knowledge, each of the Trusts has all trust power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus.

                  (iv) To such counsel's knowledge, the Subsidiaries are the only subsidiaries of the Company, and except as may be disclosed in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are, to such counsel's knowledge, owned, directly or indirectly, by the Company, free and clear of any lien, pledge and encumbrance or any claim of any third party and are duly authorized, validly issued, fully paid and non-assessable; provided, however, (x) the Trusts and YNB Realty, Inc. are each owned in part by third parties other than the Company or any of the Subsidiaries and (y) the capital stock of the Bank is assessable in accordance with the National Bank Act, 12 U.S.C. ss.55.

                  (v) Each of the Subsidiaries is duly qualified to transact business in the jurisdictions set forth on Exhibit A.

                  (vi) The Stock has been duly authorized; upon payment for the Stock pursuant to the terms of this Agreement, the Stock, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

                  (vii) Other than (A) shares of Common Stock and/or options granted under the Company's stock option or other employee benefit plans, (B) shares of Common Stock which may be purchased through the Company's dividend reinvestment and stock purchase plan, (C) shares of Common Stock and/or warrants to purchase shares of Common Stock issued to investors in private placements by the Company on June 23, 2000 and August 22, 2001, (D) transfer restrictions imposed by the Lock-up Letters, (E) transfer restrictions imposed by the Act and (F) the option of the Underwriters to purchase the Option Stock, there are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction upon the voting or transfer of, any shares of the Common Stock, including the Stock, pursuant to the Company's Restated Certificate of Incorporation, as amended, or By-laws or any agreement or other instrument known to such counsel.

                  (viii) The Stock conforms as to legal matters to the statements concerning the Common Stock of the Company contained in the Prospectus under the caption "Description of Capital Stock."

                  (ix) The Registration Statement and all post-effective amendments thereto, if any, filed prior to the date of such counsel's opinion are effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                  (x) The Registration Statement and the Prospectus (excluding the financial statements, notes thereto and schedules therein and other financial and statistical information, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, and the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied, with respect to the offering of the Stock.

                  (xi) Such counsel has no knowledge of any litigation or any governmental proceeding pending or threatened against the Company or any of the Subsidiaries or the results of any governmental audit, review or survey which would adversely affect the transactions contemplated by this Agreement or which is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein.

                  (xii) Such counsel has no knowledge of any contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or Prospectus, to be filed as exhibits to the Registration Statement or to be incorporated by reference into the Registration Statement or Prospectus which have not been described, filed or incorporated by reference as required.

                  (xiii) To such counsel's knowledge, neither the Company nor any of the Subsidiaries is in default under any agreement, indenture or instrument, or in violation of any law, rule or regulation (other than any default or violation as described in the Prospectus), the effect of which default or violation would have a material adverse effect on the Company or the Company and the Subsidiaries taken as a whole;

                  (xiv) The Company has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification or contribution hereunder may be limited by federal or state securities laws. The execution, delivery and performance of this Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of or constitute a default under, any material agreement, indenture or instrument actually known to such counsel, or result in a violation of the corporate charter, by-laws, articles of association, certificate of trust or trust agreement, as applicable, of the Company or any of the Subsidiaries or any order, law, rule or regulation normally applicable to transactions of this type of any court or governmental agency having jurisdiction over the Company or any of the Subsidiaries or their property. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Act, the Exchange Act, state securities laws, the Nasdaq Stock Market, Inc. or the National Association of Securities Dealers, Inc.

                  (xv) To such counsel's knowledge, each of the Company and its subsidiaries has such licenses, permits, consents, approvals, authorizations and certificates from any public or governmental authorities that are necessary for the conduct of its business, without which there would be a material adverse effect on the business or financial condition of the Company or the Company and the Subsidiaries taken as a whole.

                  (xvi) Except as set forth in the Registration Statement and Prospectus, there are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right pursuant to the Company's Restated Certificate of Incorporation, as amended, By-laws or any agreement, instrument or other document of which such counsel has knowledge (other than a right which has been waived or satisfied) to request or demand that the Company register under the Act securities of the Company held by them.

                  (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         In addition, such counsel shall state that such counsel has participated in conferences with the Underwriters, officers and other representatives of the Company and representatives of the independent accountants of the Company at which the contents of the Registration Statement and Prospectus and the documents incorporated by reference therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as provided above with respect to clause (viii) of this Section 8(d)), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement or any amendment thereto when such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that on the First Delivery Date and Second Delivery Date, if any, the Prospectus, as amended or supplemented (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, the notes thereto and schedules therein and other financial and statistical information included in the Registration Statement or Prospectus).

              (e) The Company shall have furnished to the Underwriters on each of the First Delivery Date and the Second Delivery Date, if any, a certificate, dated such delivery date, of its President and its Treasurer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such delivery date; the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied at or prior to such delivery date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on such delivery date, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) does not include any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in the Prospectus or a supplement thereto or amendment thereof which has not been set forth in such a supplement or amendment and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

              (f) The Company shall have furnished to the Underwriters on each of the First Delivery Date and the Second Delivery Date, if any, a letter of KPMG LLP, addressed to the Underwriters and dated such delivery date, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

              (g) The Underwriters shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, an opinion dated the First Delivery Date and the Second Delivery Date, if any, relating to such matters as may be agreed upon by the Underwriters and Morgan, Lewis & Bockius LLP.

              (h) Since the Effective Date, neither the Company nor any of its subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which would have a material adverse effect on the Company or the Company and its subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, prospects, business, key personnel, capitalization, financial position or net worth of the Company and its subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the reasonable judgment of the Underwriters, shall render it inadvisable to proceed with the delivery of the Stock.

              (i) The Lock-up Letters described in Section 5(i) are in full force and effect.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Underwriters.

         9. Notice. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Legg Mason Wood Walker, Incorporated and Sandler O'Neill & Partners, L.P. on behalf of the Underwriters. Any notice to the Underwriters shall be sufficient if given in writing or by telefax or telecopy addressed to (a) Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore, Maryland 21202, Attention: Mark C. Micklem (telecopy no. 410-454-5299), and (b) Sandler O'Neill & Partners, L.P., 919 3rd Avenue, 6th Floor, New York, New York 10022, Attention: Patricia A. Murphy (telecopy no. 212-466-7711); any notice to the Company shall be sufficient if given in writing or by telefax or telecopy addressed to the Company at 2465 Kuser Road, Hamilton Township, New Jersey 08690, Attention: Patrick M. Ryan (telecopy no. 609-584-5984).

         10. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Section 6 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         11. Definition of "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the choice of law or conflicts of laws principles thereof. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

         14. Information Furnished by Underwriters. The statements set forth in the third paragraph (dealing with offering price and selling concessions); the first, second, fifth, seventh and eighth sentences of the ninth paragraph (dealing with market stabilization transactions); the first sentence of the tenth paragraph (dealing with penalty bids); the third sentence of the eleventh paragraph (dealing with the effect of market stabilization transactions and penalty bids); and the first sentence of the thirteenth paragraph (dealing with passive market making transactions), all under the caption "Underwriting" constitute the only written information furnished by reference or on behalf of any Underwriter referred to in paragraph (b) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

                           [SIGNATURE PAGE TO FOLLOW]

         If the foregoing correctly sets forth the agreement among the Company, the Bank and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     Yardville National Bancorp


                                     By: __________________________
                                         Patrick M. Ryan
                                         President and Chief Executive Officer


Confirmed and accepted as of the date first above mentioned:

Legg Mason Wood Walker, Incorporated


By: _______________________________
    Mark C. Micklem
    Managing Director


Sandler O'Neill & Partners, L.P.

By: Sandler O'Neill & Partners Corp.,
    the sole general partner


By: _______________________________
    Vice President


The Yardville National Bank hereby agrees to and accepts its obligations under
Section 6 hereof as of the date first above mentioned.

The Yardville National Bank


By: __________________________
    Patrick M. Ryan
    President and Chief Executive Officer

                                   SCHEDULE I



                                                                      Number of
                  Underwriters                                         Shares
                  ------------                                        ---------

Legg Mason Wood Walker, Incorporated
Sandler O'Neill & Partners, L.P.
                                                                      ---------
                                                 Total                1,750,000

                           [FORM OF LOCK-UP AGREEMENT]

                         AGREEMENT REGARDING THE SALE OF
                      YARDVILLE NATIONAL BANCORP SECURITIES

                                August ___, 2002

         Reference is made to the registration statement on Form S-3 of Yardville National Bancorp (the "Company") (as the same may hereafter be amended, the "Registration Statement") pursuant to which shares (the "Securities") of common stock of the Company, no par value per share (the "Common Stock"), are being registered under the Securities Act of 1933, as amended (the "Act") for public sale through Legg Mason Wood Walker, Incorporated and Sandler O'Neill & Partners, L.P. (the "Underwriters") pursuant to the terms of a Purchase Agreement (the "Purchase Agreement") by and among the Company and the Underwriters.

         The undersigned hereby agrees that the undersigned will not, directly or indirectly, sell or otherwise dispose of, or offer or contract to sell any shares of Common Stock or any securities convertible into, or exercisable for, shares of the Common Stock, owned of record or beneficially by the undersigned on the date hereof or on the effective date of the Registration Statement (the "Effective Date") for 180 days after the Effective Date (the "Lock-up Period") without first obtaining the prior written consent of Legg Mason Wood Walker, Incorporated (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, nothing herein shall prevent or prohibit (1) bona fide gifts by the undersigned, (2) transfers by the undersigned to his or her family members or related trusts for the benefit of his or her family members, or (3) transfers by the undersigned to its affiliates (as defined in the rules and regulations of the Act), provided that in the case of each of (1), (2) and (3) the transferee agrees in writing to the terms of this letter.

         The undersigned acknowledges that the Company at the request of the Underwriters may instruct the transfer agent of the Company to place stop transfer instructions against shares of the Common Stock so owned by the undersigned during such Lock-up Period, which will require the transfer agent to notify the Company and obtain the Company's approval prior to any transfer of record during the Lock-up Period.

         It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from his, her or its obligations under this Lock-Up Letter Agreement.

         The undersigned represents and acknowledges that this Agreement is being executed in order to induce the Underwriters to enter into the Purchase Agreement, and that the Underwriters will not enter into the Purchase Agreement in the absence of this Agreement.